UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 28, 2011 (April 20, 2011)

SURNA INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-54286
(Commission File No.)

2nd Floor
1901 Avenue of the Stars
Los Angeles, California 90067
(Address of principal executive offices and Zip Code)

213-985-1939
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 20, 2011, we entered into an agreement with Kopere Limited, a Hong Kong corporation, wherein we agreed to purchase certain personal property related to our business in consideration of $40,000.00.  Closing will occur no later than 30 days from April 20, 2011.

ITEM 9.01                      EXHIBITS

Exhibit	Document Description

10.1	Asset Purchase Agreement with Kopere Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 28th day of April 2011.

SURNA INC.

BY:	RICHARD CLARKE
Richard Clarke, President